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                                                                     Exhibit (5)
HASKELL SLAUGHTER YOUNG & REDIKER, LLC
1400 Park Place Tower
2001 Park Place North
Birmingham, Alabama 35203
t: 205.251.1000
f: 205.324-1133

                                March 17, 2005

The Banc Corporation
17 North 20th Street
Birmingham, AL  35203

               RE: REGISTRATION STATEMENT ON FORM S-8 - STOCK OPTIONS GRANTED UNDER EMPLOYMENT AGREEMENTS WITH C. STANLEY BAILEY,
                    C. MARVIN SCOTT AND RICK D. GARDNER

Gentlemen:

      We have served as counsel for The Banc Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,423,940 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued upon exercise of the above-referenced stock options pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

      In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the employment agreements reflecting the above-referenced stock options as we have deemed necessary and appropriate.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

      1. The Shares have been duly authorized;

      2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the applicable employment agreements, the Shares will be legally issued, fully paid and nonassessable.

      We do hereby consent to the reference to our firm in this Registration Statement and to the filing of this Opinion as an Exhibit thereto.

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                                                   Yours truly,

                                                   HASKELL SLAUGHTER YOUNG &
                                                   REDIKER, LLC

                                                   By: /s/ Robert E. Lee Garner
                                                       -------------------------
                                                            Robert E. Lee Garner